Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	Paul Brauneis

Director of Investor Relations	Chief Financial Officer

Avici Systems	Avici Systems

978-964-2000	978-964-2000

ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Reports Fourth Quarter and Full Year Results

Quarterly and Annual Revenues Increase, Loss Narrows

North Billerica, MA, January 29, 2004—Avici Systems Inc. (NASDAQ: AVCI), today reported its fourth quarter and full year results for the periods ended December 31, 2003.

Gross revenue for the fourth quarter and full year ended December 31, 2003 was $11.5 million and $39.4 million, respectively, compared to $7.3 million and $33.1 million in the comparable periods ended December 31, 2002, representing an increase of 57.5% compared to the prior year’s fourth quarter and an annual increase of 19%. Revenue, net of common stock warrant discount, for the three and twelve month periods ended December 31, 2003 was $11.5 million and $37.0 million, respectively, compared to $6.5 million and $29.9 million for the same periods last year. Common stock warrant discount associated with a previous transaction has been reported as a reduction of gross revenue during the three year period ended September 30, 2003 and was fully amortized at that date.

GAAP net loss for the fourth quarter ended December 31, 2003 was $3.9 million, or $0.32 per share compared to a GAAP net loss of $14.1 million, or $1.13 per share in the prior year fourth quarter. GAAP net loss for the 2003 and 2002 fourth quarters includes $0.1 million and $1.5 million, respectively, for non-cash equity based charges, a credit of $0.5 million in the fourth quarter of 2003 for the utilization of certain inventory previously estimated to be in excess of foreseeable requirements, and other income of $3.0 million related to the expiration of certain customer credits.

GAAP net loss and net loss per share for the year ended December 31, 2003 were $37.0 million, or $3.02 per share compared to $64.8 million, or $5.20 per share for the comparable year ended December 31, 2002. GAAP net loss for the 2003 and 2002 annual periods includes $3.5 million and $7.4 million, respectively for non-cash equity based charges, credits of $1.9 million and $2.5 million, respectively for the utilization of certain inventory previously estimated to be in excess of foreseeable requirements, and in 2003, other income of $3.0 million related to the expiration of certain customer credits, and in 2002, restructuring charges of $0.9 million and a $0.3 million credit from the settlement of an insurance claim.

Non-GAAP net loss (GAAP net loss excluding the above charges and credits) and net loss per share for the three months ended December 31, 2003 and 2002 were $7.3 million, or $0.60 per share compared to $12.6 million, or $1.01 per share, respectively. Non-GAAP net loss and net loss per share for the year ended December 31, 2003 were $38.4 million, or $3.14 per share compared to $59.2 million or $4.76 per share for the prior year ended December 31, 2002.

Cash, marketable securities and long-term marketable securities totaled $96 million at December 31, 2003. Total utilization of these items for 2003 was $29 million, reduced from $39 million in 2002.

“This was a strong quarter for Avici,” said Steve Kaufman, president and CEO. “We are pleased with the progress we have made in 2003, broadening our global channels and partnerships, innovating for customers, and improving our financial performance.”

Avici will discuss these results in an investor conference call today at 8:30 AM eastern standard time. The conference telephone number is 888-273-9885.

A replay of the conference call will be available after 1 PM. Replay information will be available at 800-475-6701, access code: 717293. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

About Avici Systems

Avici Systems Inc., headquartered in North Billerica, Mass., is a leading provider of purpose-built carrier-class routing solutions for the Internet. Avici’s family of routers is designed to meet carrier requirements for the highest scalability, reliability and network availability, while lowering the total cost of building and operating their networks. The company’s routing systems provide new IP solutions to some of the world’s leading service providers. For more information, please visit us at www.avici.com.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, market acceptance of Avici products, services and enhancements, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes and other risks set forth in Avici’s filings with the Securities and Exchange Commission.

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AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2003	2002	2003	2002
Revenue:
Product	$10,292	$6,343	$35,135	$29,388
Service	1,226	965	4,281	3,756

Total gross revenue	11,518	7,308	39,416	33,144
Less—Common stock warrant discount—Product	—	(816)	(2,451)	(3,266)

Net revenue	11,518	6,492	36,965	29,878

Cost of revenue—Product (1)	2,968	3,504	11,606	15,133
Cost of revenue—Service	735	691	3,053	2,272

Total cost of revenue	3,703	4,195	14,659	17,405

Gross margin	7,815	2,297	22,306	12,473

Operating expenses:
Research and development (2)	10,821	11,915	46,483	55,844
Sales and marketing (2)	2,742	2,770	10,863	13,462
General and administrative (2)	1,428	1,736	6,077	7,178
Stock-based compensation	132	708	1,022	4,111
Restructuring charges	—	—	—	925

Total operating expenses	15,123	17,129	64,445	81,520

Loss from operations	(7,308)	(14,832)	(42,139)	(69,047)
Interest income, net	444	742	2,151	3,982
Other income	2,957	—	2,957	285

Net loss	$(3,907)	$(14,090)	$(37,031)	$(64,780)

Net loss per basic and diluted share	$(0.32)	$(1.13)	$(3.02)	$(5.20)

Weighted average common shares used in computing basic and diluted net loss per share	12,194,289	12,447,171	12,248,606	12,456,221

(1) Includes benefit from the utilization of inventory previously written off in 2001 as being in excess of demand	$532	$—	$1,910	$2,468

(2) Excludes non-cash, stock-based compensation, as follows:
Research and development	$128	$458	$668	$2,507
Sales and marketing	13	113	181	762
General and administration	(9)	137	173	842

	$132	$708	$1,022	$4,111

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(unaudited)

Note 1

	Three Months Ended December 31,		Years Ended December 31,
	2003	2002	2003	2002
Revenue:
Product	$10,292	$6,343	$35,135	$29,388
Service	1,226	965	4,281	3,756

Total gross revenue	11,518	7,308	39,416	33,144

Cost of revenue—Product	3,500	3,504	13,516	17,601
Cost of revenue—Service	735	691	3,053	2,272

Total cost of revenue	4,235	4,195	16,569	19,873

Gross margin	7,283	3,113	22,847	13,271

Operating expenses:
Research and development	10,821	11,915	46,483	55,844
Sales and marketing	2,742	2,770	10,863	13,462
General and administrative	1,428	1,736	6,077	7,178

Total operating expenses	14,991	16,421	63,423	76,484

Loss from operations	(7,708)	(13,308)	(40,576)	(63,213)

Interest income, net	444	742	2,151	3,982

Non-GAAP net loss	$(7,264)	$(12,566)	$(38,425)	$(59,231)

Non-GAAP net loss per basic and diluted share	$(0.60)	$(1.01)	$(3.14)	$(4.76)

Weighted average common shares used in computing basic and diluted net loss per share	12,194,289	12,447,171	12,248,606	12,456,221

Note 1—The above non-GAAP consolidated statements of operations for the three and twelve months ended December 31, 2003 and December 31, 2002 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of non-cash charges related to common stock warrant discount and stock based compensation as well as restructuring charges, certain credits resulting from utilization of excess inventory and gains from expiration of customer credits and insurance settlement as presented in the following reconciliation. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our operating performance.

	Three months ended December 31,		Years ended December 31,
	2003	2002	2003	2002
Non-GAAP net loss	$(7,264)	$(12,566)	$(38,425)	$(59,231)
Common stock warrant discount	—	(816)	(2,451)	(3,266)
Non-cash stock based compensation	(132)	(708)	(1,022)	(4,111)
Utilization of excess inventory	532	—	1,910	2,468
Expiration of customer credits	2,957	—	2,957	—
Gain from insurance settlement	—	—	—	285
Restructuring charges	—	—	—	(925)

GAAP net loss	$(3,907)	$(14,090)	$(37,031)	$(64,780)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	December 31, 2003	December 31, 2002
	(unaudited)
Assets
Cash and marketable securities	$63,614	$82,832
Inventories, net	1,206	1,147
Trade accounts receivable, net	6,620	2,593
Other current assets	1,200	1,364

Total current assets	72,640	87,936
Long-term investments	32,316	42,257
Property and equipment, net	10,658	27,438
Other assets	432	523

Total assets	$116,046	$158,154

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$13,084	$12,531
Deferred revenue	2,689	9,973
Current portion of capital lease obligations	46	707
Long-term liabilities	—	46
Stockholders’ equity	100,227	134,897

Total liabilities and stockholders’ equity	$116,046	$158,154

December 31, 2002 amounts are derived from audited financial statements.